Exhibit 10.1
AMENDMENT NO. 1
TO THE
FIRST INDUSTRIAL REALTY TRUST, INC.
2011 STOCK INCENTIVE PLAN
     AMENDMENT NO. 1 (the “First Amendment”) to the First Industrial Realty Trust, Inc. 2011 Stock Incentive Plan (the “Plan”), established and maintained by First Industrial Realty Trust, Inc. (the “Company”).
     WHEREAS, Section 13(a) of the Plan reserves to the Board of Directors of the Company (the “Board”) the right to amend the Plan at any time; and
     WHEREAS, the Board desires to amend the Plan to clarify that repricing of awards under the Plan is not permitted without the approval of the stockholders of the Company.
     NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended by the First Amendment as follows:
1.	Amendment to Plan.
          (a) The following Section 4(c) is hereby added to the Plan:
     “(c) Repricing Prohibited. Notwithstanding any provision in the Plan to the contrary, no adjustment or reduction of the exercise price of any outstanding Stock Option or SAR in the event of a decline in Stock price is permitted without approval by the Company’s stockholders or as otherwise specifically provided under Section 3(d) above. The foregoing prohibition includes (i) reducing the exercise price of outstanding Stock Options or SARs, (ii) cancelling outstanding Stock Options or SARs in connection with granting of Stock Options or SARs with a lower exercise price to the same individual, (iii) cancelling a Stock Option or SAR in exchange for a cash or other payment, and (iv) take any other action that would be treated as a repricing of a Stock Option or SAR under the rules of the primary stock exchange on which the Stock is listed.”
2.	Effective Date of Amendment; Ratification and Confirmation.
     (a) The First Amendment shall become effective upon approval by the Board. In all other respects, the Plan is hereby ratified and confirmed.
3.	Governing Law.
     THE FIRST AMENDMENT SHALL BE GOVERNED BY NEW YORK LAW WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF, EXCEPT TO THE EXTENT SUCH LAW IS PREEMPTED BY FEDERAL LAW.

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